Exhibit 32.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Kraton Performance Polymers, Inc. and Kraton Polymers LLC, a Delaware limited liability company ( together, the “Registrants”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (“Form 10-K”) of the Registrant fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2010

By:	/s/ KEVIN M. FOGARTY
Kevin M. Fogarty
Chief Executive Officer

By:	/s/ STEPHEN E. TREMBLAY
Stephen E. Tremblay
Chief Financial Officer